UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

California Republic Auto Receivables Trust 2015-1

(Exact name of Issuing Entity as specified in its charter)

California Republic Funding, LLC

(Exact name of Depositor as specified in its charter)

California Republic Bank

(Exact name of Sponsor as specified in its charter)

Delaware	333-199204-02	38-7133760
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman, Suite 1100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 270-9700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the sale of $350,000,000 of Asset Backed Notes (the “Notes”) offered pursuant to the prospectus dated February 26, 2015 and the prospectus supplement dated March 4, 2015, California Republic Auto Receivables Trust 2015-1 (the “Issuer”) and California Republic Funding, LLC (the “Depositor”) have entered into the material agreements listed below in Item 9.01, copies of which are annexed as exhibits to this current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

4.1	Amended and Restated Trust Agreement, dated as of March 1, 2015, between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).

4.2	Indenture, dated as of March 1, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Sale and Servicing Agreement, dated as of March 1, 2015, among the Issuer, the Depositor, California Republic Bank (“CRB”), as seller, servicer and custodian and the Indenture Trustee.

10.2	Administration Agreement, dated as of March 1, 2015, among the Issuer, CRB, as administrator, the Owner Trustee and the Indenture Trustee.

10.3	Receivables Purchase Agreement, dated as of March 1, 2015, between CRB and the Depositor, as purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA REPUBLIC FUNDING, LLC as Depositor

By:	/s/ Jon Wilcox
Jon Wilcox
Manager

Date: March 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Trust Agreement, dated as of March 1, 2015, between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).

4.2	Indenture, dated as of March 1, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Sale and Servicing Agreement, dated as of March 1, 2015, among the Issuer, the Depositor, California Republic Bank (“CRB”), as seller, servicer and custodian and the Indenture Trustee.

10.2	Administration Agreement, dated as of March 1, 2015, among the Issuer, CRB, as administrator, the Owner Trustee and the Indenture Trustee.

10.3	Receivables Purchase Agreement, dated as of March 1, 2015, between CRB and the Depositor, as purchaser.

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